UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 23, 2008
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 23, 2008, Pride International, Inc. announced that it had entered into an agreement with Samsung Heavy Industries Co., Ltd. to construct an advanced-capability ultra-deepwater drillship. The construction agreement provides for an aggregate purchase price of approximately $635 million. The construction agreement provides that, following shipyard construction, commissioning and integrated system testing, the drillship is to be delivered to Pride on or before March 31, 2011. Pride retains the right to rescind the construction agreement for delays exceeding certain periods and has the right to liquidated damages from Samsung for delays during certain periods. The construction agreement was entered into on December 21, 2007, but remained subject to the condition that Pride obtain on or before January 21, 2008, a satisfactory drilling contract with Petroleo Brasileiro S.A.. Pride has timely satisfied that condition and the construction contract is in effect.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
W. Gregory Looser
Senior Vice President, General Counsel and Secretary

Date: January 25, 2008

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